Exhibit 99.1

Helios and Matheson Analytics Inc. and Zone Technologies, Inc.

Announce Pending Merger

Hi-Tech Companies Partner to Expand RedZone Maps’ Crime Aggregation Technology

Miami and New York City, June 6, 2016 - Helios and Matheson Analytics Inc. (NASDAQ: HMNY), a provider of integrated Big Data technology, advanced analytics and data visualization solutions to Fortune 500 companies, and Zone Technologies, Inc., creator of RedZone Maps, a GPS-driven, real-time crime and navigation map application, announced today that they plan to merge. With the new partnership, Helios and Matheson plans to leverage its artificial intelligence capabilities and deep learning and analytics expertise to enable RedZone Maps to further expand its crime mapping capabilities globally. The pending merger is subject to approval by the NASDAQ Stock Market, among other customary closing conditions.

Having achieved fourth place in the App Store’s navigation category behind Google and Waze in its first week out of beta, RedZone Maps’ GPS-driven, real-time crime and navigation map application empowers consumers to identify "red zones" – concentrations of highly reported crime in an area – and helps navigators obtain optimal cautionary alerts that can be shared with others. In addition to expanding RedZone Maps’ mapping capabilities, RedZone Maps expects Helios and Matheson’s expertise to enable it to monitor chatter on all social media platforms internationally and instantaneously retrieve real-time crime data from around the world.

In discussing the pending merger, Ted Farnsworth, Founder and CEO of RedZone Maps, said, “Upon discovering Helios and Matheson’s cutting edge capabilities in Big Data analytics and artificial intelligence, we saw the synergy immediately. I believe the combined company will be able to offer the most sophisticated and advanced technology in global crime mapping. Our mission is to enhance personal safety worldwide.”

Pat Krishnan, Helios and Matheson’s CEO agrees. “With my many years of computer sciences and engineering management experience in Silicon Valley, I recognized our synergy immediately. Helios and Matheson has worked tirelessly to empower its clients and customers to unlock the value of data to make better decisions. We plan to expand that mission through our pending merger with RedZone Maps.”

About Helios and Matheson

Helios and Matheson Analytics Inc. (NASDAQ: HMNY), headquartered in New York City with offices and facilities in Silicon Valley and India, including an offshore development center in Chennai, India, provides Big Data technology and advanced analytics services, with extensive domain expertise in Banking, Financial Services and Insurance (BFSI), including data visualization to empower its clients to unlock the value of data to make better decisions. With its client roster including Fortune 500 corporations, it focuses mainly on the BFSI and Technology verticals. Helios and Matheson’s solutions cover the entire spectrum of information technology needs, including applications, data and infrastructure. For more information visit Helios and Matheson at http://www.hmny.com.

About RedZone Maps

RedZone Maps (Zone Technologies, Inc.), headquartered in Miami, Florida, with offices in Israel, is a state-of-the-art mapping and spatial analysis company. Its eye-opening safety map application enhances mobile GPS navigation by providing advanced proprietary technology, to easily and safely guide travelers to avoid potentially risky areas deemed “red zones,” due to high groupings of crime data. More than that, the app incorporates a social media component allowing for real-time “It’s happening now” crime reporting coupled with up-to-the-minute data from over 1,400 local, state, national and global sources. Currently available to iOS users with an Android version scheduled to launch shortly. More information is available on the RedZone Maps website and the free app is available for download in the App Store.

Cautionary Statement on Forward-looking Information

Certain statements in this communication contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this communication are forward-looking statements, including statements regarding Helios and Matheson’s ability to regain compliance with all of Nasdaq’s continued listing criteria, obtain a decision of the Nasdaq Hearings Panel to continue Helios and Matheson’s listing on Nasdaq, and receive Nasdaq approval of any listing application that may be required in connection with the pending merger with Zone Technologies, Inc.

Such forward-looking statements are based on a number of assumptions. Although management of Helios and Matheson believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Risk factors and other material information concerning Helios and Matheson are described in its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2015, and other filings, including current and periodic reports, filed with the U.S. Securities and Exchange Commission. You are cautioned to review such reports and other filings at www.sec.gov.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on Helios and Matheson’s current expectations and Helios and Matheson does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

MEDIA CONTACT

SHIFT Communications

RedZoneMap@shiftcomm.com

(646) 756-3719